UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2013

New Source Energy Partners L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	001-35809	38-3888132
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (405) 272-3028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 4, 2013, New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”) completed an acquisition of working interests in 25 producing wells and related undeveloped leasehold rights in the Southern Dome Field in Oklahoma County, Oklahoma (collectively, the “Assets”) from Scintilla, LLC, an Oklahoma limited liability company (“Scintilla”) pursuant to a Contribution Agreement (the “Contribution Agreement”) by and between the Partnership and Scintilla. The Assets generated average daily production of 383.5 Boe/d during the period between May 1, 2013 and July 31, 2013 (the “Current Production Average”), of which the commodity breakdown was 51% natural gas, 34% oil and 15% natural gas liquids.

As consideration for the Assets, the Partnership paid $5 million in cash to Scintilla at closing and agreed to issue 414,045 common units representing limited partner interests in the Partnership to Scintilla in November 2013, valued at $20.34 per common unit, which represents the average high and low trading prices for the Partnership’s common units on the New York Stock Exchange for the five trading days immediately preceding the closing of the acquisition. The Partnership also agreed to provide additional consideration to Scintilla in November 2014 if the production attributable to the Assets for the nine-month period ending September 30, 2014 exceeds the Current Production Average. As detailed in the Contribution Agreement, the amount of any such additional consideration will be calculated as the acquisition value of the production increase (applying the same valuation methodology as was used to determine the initial consideration with respect to the Current Production Average) less (i) the capital expenditures incurred attributable to the production growth (including an allowance for the cost of capital for such capital expenditures) and (ii) revenue attributable to any wells that were not producing in paying quantities as of the effective date of the acquisition. The Partnership may satisfy any such additional consideration in cash, common units, or a combination thereof at its discretion.

The Contribution Agreement also contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The effective date of the acquisition of the Assets is August 1, 2013.

The foregoing summary of the Contribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the Contribution Agreement filed as Exhibit 2.1 and incorporated herein by reference.

Relationships

David J. Chernicky, the Chairman of the Board of Directors of New Source Energy GP, LLC, the general partner of the Partnership (the “General Partner”), is the Chairman of the Board of Directors of New Source Energy Corporation (“NSEC”) and owns approximately 89.0% of its outstanding common stock. In addition, Mr. Chernicky owns 100% of the outstanding membership interests in Scintilla.

After giving effect to acquisition of the Assets, following delivery of the common unit consideration but without giving effect to any additional consideration, Mr. Chernicky and entities he controls collectively will own (i) 30.6% of the general partner and (ii) approximately 2.7 million of the Partnership’s outstanding common units and approximately 2.2 million of the Partnership’s subordinated units representing limited partner interests, for an aggregate limited partner interest of approximately 51.7%. Certain officers and directors of NSEC or their affiliates serve as officers and/or directors of the General Partner.

The Board of Directors of the General Partner approved the transaction based on a recommendation from its conflicts committee, which consists of two directors meeting the New York Stock Exchange listing standards for independence.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 above with respect to the acquisition by the Partnership of the Assets from Scintilla is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the common units to be issued by the Partnership pursuant to the Contribution Agreements is incorporated herein by reference. The common units will be issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On October 7, 2013, in connection with completion of the acquisition of the Assets and entry into the Contribution Agreement described in Item 1.01 of this Current Report on Form 8-K, the Partnership issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Exhibits

(a)	Financial Statements of Businesses Acquired.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of October 4, 2013, by and between New Source Energy Partners L.P. and Scintilla, LLC.

99.1	Press release dated October 7, 2013.

*	Pursuant to the rules of the Securities and Exchange Commission, the remaining schedules and similar attachments to this agreement have not been filed herewith. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC, its general partner

By:	/s/ Kristian B. Kos
Name:	Kristian B. Kos
Title:	President and Chief Executive Officer

Date: October 9, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of October 4, 2013, by and between New Source Energy Partners L.P. and Scintilla, LLC.

99.1	Press release dated October 7, 2013.

*	Pursuant to the rules of the Securities and Exchange Commission, the remaining schedules and similar attachments to this agreement have not been filed herewith. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.